Exhibit 5.1

November 7, 2012

Matter No.:876102

Doc Ref: Pl/al/1920585v1

(852) 2842 9551

Paul.Lim@conyersdill.com

YY Inc.

Building 3-08, Yangcheng Creative Industry Zone

No. 309 Huangpu Avenue Middle

Tianhe District

Guangzhou 510655

China

Dear Sirs,

Re: YY Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with an initial public offering on the NASDAQ Stock Market (the “Public Offering”) of American Depositary Shares (“ADSs”) representing Class A common shares of par value US$0.0001 each to be issued by the Company (“Common Shares”) as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-1, as amended (the “Registration Statement” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of (i) the Registration Statement; (ii) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on October 15, 2012 (the “Certificate Date”); and (iii) an undertaking from the Governor-in-Cabinet of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 2 August, 2011.

We have also reviewed the current amended and restated memorandum and articles of association of the Company, as adopted by the Company on 6 September, 2011, the second amended and restated memorandum and articles of association of the Company conditionally adopted by the Company on October 12, 2012 to become effective immediately upon consummation of the Public Offering of the Common Shares on the NASDAQ Stock Market, the resolutions in writing of all the directors of the Company dated October 12, 2012 and the resolutions in writing of all the shareholders of the Company dated October 12, 2012, (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the resolutions contained in the Resolutions were, or will be, passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, will be and/or remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that the second amended and restated memorandum and articles of association of the Company conditionally adopted shall become effective immediately prior to consummation of the Public Offering of the Common Shares, (f) that upon issue of any Common Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; and (h) that the Prospectus contained in the Registration Statement, when declared effective by the Commission will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares in the form of ADS by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands governmental authority, or to pay any Cayman Islands government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The issue of the Common Shares has been duly authorised, and when issued and paid for in accordance with the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Common Shares).

3.	The statements relating to certain Cayman Islands law tax matters under the caption “Taxation – Cayman Islands Taxation” in the Registration Statement to the extent that they constitute a summary of statements of Cayman Islands law are true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation – Cayman Islands Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman (Cayman) Limited

/s/ Conyers Dill & Pearman (Cayman) Limited